Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA FOR
INTERCONTINENTIALEXCHANGE, INC. AFTER THE MERGER
     The following unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of IntercontinentialExchange, Inc. (“ICE”) and Creditex Group Inc. (“Creditex”), giving effect to the merger as if it had been consummated on June 30, 2008. The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 and for the six months ended June 30, 2008 combine the historical consolidated statements of income of ICE and Creditex, giving effect to the merger as if it had occurred on January 1, 2007. The pro forma condensed combined financial statements are based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statements of income, expected to have a continuing impact on the combined results.
     These unaudited pro forma condensed combined financial statements are based on and should be read in conjunction with the historical consolidated financial statements and accompanying notes of ICE, included in ICE’s Annual Report on Form 10-K filed on February 13, 2008 and the Quarterly Report on Form 10-Q filed on August 4, 2008, and the historical financial statements and accompanying notes of Creditex, which are included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated and should not be taken as a representation of our future consolidated results of operations or financial position. The Creditex financial statements for the six months ended June 30, 2008 include $1.2 million in non-recurring transaction costs related to the merger with ICE.
     The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with ICE treated as the acquiring entity. Accordingly, consideration paid by ICE to complete the merger with Creditex will be allocated to Creditex’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger. These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. They do not include liabilities resulting from integration planning which are not presently estimable as discussed below. Amounts preliminarily allocated to intangible assets with finite lives may increase or decrease significantly, which could result in a material increase or decrease in amortization of intangible assets. In addition, we continue to analyze goodwill and intangible assets related to the merger, and any other intangible assets subsequently identified, including both finite and indefinite lived intangible assets, would impact the purchase price allocation. Therefore, actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. In addition to the receipt of the final valuation, the impact of ongoing integration activities, the timing of completion of the merger and other changes in Creditex’s net tangible and intangible assets which occur prior to the completion of the merger could cause material differences in the information presented. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below.
     ICE expects to incur costs associated with integrating the two businesses. Management’s development of these integration plans is underway. The impact of these plans, assuming they were in place at the date of completion of the merger, could increase or decrease the amount of liabilities recognized in accordance with FASB Emerging Issues Task Force No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination,” and thus could decrease or increase the amount of goodwill and intangible assets recognized. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.
     These unaudited pro forma condensed combined financial statements reflect a preliminary allocation of the purchase price as if the merger had been completed on June 30, 2008, with respect to the balance sheet, and on January 1, 2007, with respect to the statements of income. The preliminary allocations are subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed as described above. The estimated purchase price of $512.9 million has been calculated as follows (in thousands):

Cash	$51,743
Estimated fair value of shares and options issued	456,133
Estimated merger-related transaction costs	5,000

Total preliminary purchase price	$512,876

     The fair value of shares and options issued reflects the 4.7 million shares of ICE common stock to be issued to Creditex stockholders, valued for pro forma purposes at $85.50 per share, and 0.8 million stock options to be issued to Creditex employees. The $85.50 per share value is based on the average closing price of ICE’s common stock for the five business day period commencing two business days prior to August 22, 2008, which is the date that the total number of shares of ICE common stock and other consideration became fixed without subsequent revision. The consideration due to holders of shares of Creditex Series A Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock was calculated as if such preferred stock was converted into Creditex common stock immediately prior to the merger in accordance with the conversion provisions of Creditex’s Certificate of Incorporation. As of completion of the merger, each option to acquire Creditex common shares granted under the Creditex Stock Option Plan that is outstanding and has not been exercised will be exchanged for an option to purchase from ICE the number of shares of ICE common stock equal to the exchange ratio of 0.119547, multiplied by the number of Creditex shares subject to such options immediately prior to the effective date. Such replacement option will provide for an exercise price per share of ICE common stock equal to the intrinsic value of the option which is calculated as the difference between the fair market value and the exercise price of each award. The term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of the awards will remain the same as before the merger. Merger-related transaction costs include an estimate for investment advisor, legal, accounting, valuation, printing and other external costs directly related to the merger.
     Under purchase accounting, the total preliminary purchase price is allocated to Creditex’s net tangible and identifiable intangible assets or liabilities based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets or liabilities is recorded as goodwill. The estimated fair value of net assets acquired was established based upon the June 30, 2008 consolidated balance sheet of Creditex. For pro forma purposes, ICE has estimated the fair value of the identifiable intangible assets at $231.3 million. The estimates and assumptions are subject to change based upon a final valuation to be performed by a third party and further developments in ICE’s integration planning efforts. Based on a preliminary evaluation, the total preliminary purchase price was allocated as follows (in thousands):

Goodwill	$314,404
Identifiable intangible assets	231,300
Deferred tax liability on the identifiable intangible assets	(85,118)
Fair value of tangible net assets acquired	52,290

Total preliminary purchase price allocation	$512,876

Unaudited Pro Forma Condensed Combined Statement of Income of
ICE and Creditex for the Year Ended December 31, 2007
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ICE	Creditex (a)	Adjustments		Combined
Revenues:
Transaction fees, net	$490,358	$158,946			$649,304
Market data fees	70,396	395			70,791
Other	13,539	0			13,539

Total revenues	574,293	159,341			733,634

Operating expenses:
Compensation and benefits	101,397	118,537			219,934
Professional services	23,047	4,776			27,823
Patent royalty	1,705	0			1,705
CBOT merger-related transaction costs	11,121	0			11,121
Selling, general and administrative	50,759	22,665			73,424
Depreciation and amortization	32,701	5,222	25,444	(b)	63,367

Total operating expenses	220,730	151,200	25,444		397,374

Operating income	353,563	8,141	(25,444)		336,260

Other income (expense):
Interest and investment income	11,865	4,198	(2,282	)(c)	13,781
Interest expense	(18,641)	(990)	(118	)(d)	(19,749)
Other income (expense), net	11,647	1,459			13,106

Total other income (expense), net	4,871	4,667	(2,400)		7,138

Income before income taxes	358,434	12,808	(27,844)		343,398
Income tax expense	117,822	8,210	(10,240	)(e)	115,792

Net income	$240,612	$4,598	($17,604)		$227,606

Earnings per common share:
Basic	$3.49				$3.09

Diluted	$3.39				$2.99

Weighted average common shares outstanding:
Basic	68,985		4,713	(f)	73,698

Diluted	70,980		5,096	(f)	76,076

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income of
ICE and Creditex for the Six Months Ended June 30, 2008
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ICE	Creditex (a)	Adjustments		Combined
Revenues:
Transaction fees, net	$344,096	$95,906			$440,002
Market data fees	50,213	155			50,368
Other	10,065	0			10,065

Total revenues	404,374	96,061			500,435

Operating expenses:
Compensation and benefits	61,602	68,076			129,678
Professional services	13,900	2,775			16,675
Selling, general and administrative	30,017	10,582			40,599
Depreciation and amortization	21,790	1,672	12,947	(b)	36,409

Total operating expenses	127,309	83,105	12,947		223,361

Operating income	277,065	12,956	(12,947)		277,074
Other income (expense):
Interest and investment income	5,844	2,444	(820	)(c)	7,468
Interest expense	(9,176)	(359)	(73	)(d)	(9,608)
Other income (expense), net	325	2,502			2,827

Total other income (expense), net	(3,007)	4,587	(893)		687

Income before income taxes	274,058	17,543	(13,840)		277,761
Income tax expense	96,904	9,754	(5,091	)(e)	101,567

Net income	$177,154	$7,789	($8,749)		$176,194

Earnings per common share:
Basic	$2.51				$2.34

Diluted	$2.48				$2.30

Weighted average common shares outstanding:
Basic	70,479		4,713	(f)	75,192

Diluted	71,376		5,192	(f)	76,568

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet of
ICE and Creditex as of June 30, 2008
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	ICE	Creditex (a)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$362,858	$37,873	($2,000)	(g)	$346,988
			(51,743)	(h)
Restricted cash	23,891	3,809			27,700
Short-term investments	11,514	20			11,534
Accounts receivable, net	78,376	19,913			98,289
Margin deposits and guaranty funds	781,651	0			781,651
Prepaid expenses and other current assets	20,563	7,507	3,648	(d)	31,718

Total current assets	1,278,853	69,122	(50,095)		1,297,880

Property and equipment, net	64,376	6,186	(255)	(i)	70,307

Other noncurrent assets:
Goodwill	1,054,071	51,524	456,133	(f)	1,368,475
			5,000	(g)
			51,743	(h)
			255	(i)
			(98,682)	(j)
			(231,300)	(k)
			85,118	(l)
			(6,128)	(m)
			741	(d)
Noncurrent deferred tax asset, net	0	15,111			15,111
Other intangible assets, net	541,227	0	231,300	(k)	772,527
Cost method investments	38,778	5,409	6,128	(m)	50,315
Long-term investments	6,060	0			6,060
Other noncurrent assets	12,693	11,007	(3,000)	(g)	20,700

Total other noncurrent assets	1,652,829	83,051	497,308		2,233,188

Total assets	$2,996,058	$158,359	$446,958		$3,601,375

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$30,980	$10,376	$817	(d)	$42,173
Accrued salaries and benefits	12,065	25,863			37,928
Current portion of long-term debt	40,625	0			40,625
Current portion of licensing agreement	11,549	0			11,549
Income taxes payable	22,093	6,348	(962)	(d)	27,479
Margin deposits and guaranty funds	781,651	0			781,651
Other current liabilities	13,532	6,742			20,274

Total current liabilities	912,495	49,329	(145)		961,679

Noncurrent liabilities:
Noncurrent deferred tax liability, net	107,447	0	85,118	(l)	192,565
Long-term debt	162,500	0			162,500
Noncurrent portion of licensing agreement	86,681	0			86,681
Unearned government grant	7,864	0			7,864
Other noncurrent liabilities	21,092	2,608	6,058	(d)	29,758

Total noncurrent liabilities	385,584	2,608	91,176		479,368

Total liabilities	1,298,079	51,937	91,031		1,441,047

Minority interest	0	6,216			6,216

Shareholders’ equity:
Series C convertible preferred stock	0	1	(1)	(j)	0
Series D convertible preferred stock	0	19	(19)	(j)	0
Common stock	716	21	(21)	(j)	763
			47	(f)
Treasury stock	(56,008)	(422)	422	(j)	(56,008)
Additional paid-in capital	1,115,349	119,753	(119,753)	(j)	1,571,435
			456,086	(f)
Retained earnings (deficit)	608,862	(17,063)	17,063	(j)	608,862
			(1,524)	(d)
			1,524	(j)
Accumulated other comprehensive income (loss)	29,060	(2,103)	2,103	(j)	29,060

Total shareholders’ equity	1,697,979	100,206	355,927		2,154,112

Total liabilities and shareholders’ equity	$2,996,058	$158,359	$446,958		$3,601,375

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Pro Forma Presentation
     On June 3, 2008, ICE entered into a definitive merger agreement (the “Agreement”) to acquire Creditex for a combination of stock, options and cash. The unaudited pro forma condensed combined financial statements assume the issuance of 4.7 million shares of ICE common stock at a fair value of $85.50 per share and 0.8 million options the payment in cash of $51.7 million by ICE and $5.0 million for estimated merger-related transaction costs. The Agreement also includes a working capital adjustment to be finalized after the closing of the transaction that could impact the purchase price. ICE is considered the acquiring entity and is treated as the continuing reporting entity. Upon the closing of the transaction, Creditex will be a wholly-owned subsidiary of ICE. The costs of the transaction incurred by ICE will result in an increase in goodwill.
     The following information should be read in conjunction with the pro forma condensed combined financial statements:
•	Accompanying notes to the unaudited pro forma condensed combined financial statements.

•	Historical financial statements of ICE as of December 31, 2007 and for the year ended December 31, 2007 included in its Annual Report on Form 10-K filed on February 13, 2008 and the historical financial statements of ICE as of June 30, 2008 and for the six-month periods ended June 30, 2008 and 2007 included in its Quarterly Report on Form 10-Q filed on August 4, 2008.

•	Historical financial statements of Creditex as of December 31, 2007 and for the year ended December 31, 2007 and as of June 30, 2008 and for the six-month periods ended June 30, 2008 and 2007, included elsewhere in this Form 8-K.
     The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with ICE treated as the acquirer in accordance with U.S. generally accepted accounting principles.
2. Pro Forma Adjustments
     There were no intercompany balances and transactions between ICE and Creditex as of the dates and for the periods of these pro forma condensed combined financial statements. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had ICE and Creditex filed consolidated income tax returns during the periods presented. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a)	The Creditex historical consolidated financial statements have been reclassified to conform to ICE’s historical consolidated financial statement presentation format.

(b)	Represents amortization expense attributable to intangible assets related to the acquisition of Creditex’s customer base (amortized over a 12.0 year estimated useful life using an economic depletion method), developed technology (amortized over a 8.5 year estimated useful life using an economic depletion method), trade names (amortized over a 7.0 year estimated useful life using a straight line method) and covenants not to compete (amortized over a 1.7 year estimated useful life using a straight line method) based on the preliminary purchase price allocation. The preliminary amortization expense is estimated to be $25.4 million, $23.9 million, $23.3 million, $23.1 million and $23.5 million for 2007, 2008, 2009, 2010 and 2011, respectively.

(c)	Records the elimination of ICE’s interest income due to the $51.7 million cash consideration paid in conjunction with the merger.

(d)	Represents the financial statement impact if Creditex was required to adopt FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, on January 1, 2007 as if it was a public company.

(e)	The income tax expenses related to the pro forma adjustments is projected at an estimated effective tax rate of 36.8% for the year ended December 31, 2007 and for the six months ended June 30, 2008.

(f)	Reflects the issuance to Creditex shareholders of 4.7 million shares of ICE common stock with a $0.01 par value and a purchase accounting fair value of $85.50 per share and the issuance to Creditex employees of 0.8 million stock options with an intrinsic value of $69.62 per share. The fully vested portion of these stock options for the six months ended June 30, 2008 and for the year ended December 31, 2007 would have been 0.8 million and 0.6 million stock options, respectively, at a weighted average exercise price of $15.73 and $12.93, respectively.

(g)	Reflects ICE’s estimated transaction costs of $5.0 million, less $3.0 million that has already been paid as of June 30, 2008.

(h)	Records the cash consideration paid to Creditex of $51.7 million.

(i)	Reflects the write off of $255,000 in fixed assets of Creditex to reflect the fixed assets at their fair market value.

(j)	Reflects the elimination of the historical stockholders’ equity of Creditex.

(k)	The preliminary purchase price allocation resulted in the recognition of intangible assets of $231.3 million, including $172.0 million for the customer base/relationship intangibles, $27.9 million for the developed technology intangibles, $16.4 million for the trade name intangibles and $15.0 million for the covenants not to compete intangibles.

(l)	Recording the identifiable intangible assets results in the establishment of a deferred tax liability of $85.1 million.

(m)	Reflects the increase to fair market value of the two cost method investments held by Creditex.
3. Pro Forma Earnings Per Share
     The pro forma basic and diluted earnings per share are based on the weighted average number of shares of ICE securities outstanding, adjusted for the shares to be issued by ICE as consideration for the merger.